CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") dated as of May 4, 1999 between Pre-Cell Solutions, Inc., a Colorado corporation (the "Company"), and Harry O. Christenson (the "Consultant").

                                    RECITALS:

         WHEREAS,   the  Company  is  in  the  business  of  providing   prepaid
telecommunications services; and

         WHEREAS, the Consultant has experience in senior financial management advisory services in the areas of operational accounting and corporate finance, including but not limited to, operational accounting systems, generally accepted accounting principals (GAAP) and Federal Acquisition Regulations ("FAR")
accounting and cost compliant systems, audit quality financial reporting systems, merger and acquisition support and Securities and Exchange Commission ("SEC") compliance; and

         WHEREAS,   the  Company  desires  to  retain  the  Consultant  and  the
Consultant desires to be retained by the Company, subject to the terms and conditions contained in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.  Recitals.   the  above  recitals  are  true  and  correct  and  are
incorporated into this Agreement by this reference.

         2. Term. Subject to the terms and conditions contained in this Agreement, the Company agrees to retain the Consultant and the Consultant agrees to perform the Duties, agreements and covenants described herein. The term (the "Term") of this Agreement shall begin on the date and year first above written and shall continue in full force and effect until December 31, 1999, or until the completion of the Duties.

         3. Duties. During the term of this Agreement,  the Consultant agrees to
(i) provide all necessary internal accounting support to Vestal & Wiler, the Company's independent public accountants, in the preparation of the audited financial statements of the Company for the fiscal years ended April 30, 1997, 1998 and 1999; (ii) support the Company's attorney in the preparation of the Company's Form-10K filings to the SEC for the periods of April 30, 1996, 1997, 1998 and 1999; (iii) prepare the Company's Form-10Q filings to the SEC for each of the quarterly periods of the Company's fiscal years ended April 30, 1996, 1997, 1998, 1999 and 2000; and (iv) support or prepare any other filings determined necessary for the Company to be current with its SEC disclosures.

         4. Compensation and Related Matters.

                  (a) Consulting Fee. During the term of this Agreement Consultant shall be paid consulting fee (the "Consulting Fee") equal to $150.00 per hour. The Consultant shall invoice the Company weekly detailing time spent in connection with the performance of the Duties. The weekly invoices will be accrued on the books of the Company. Upon the completion of the Duties, or at earlier intervals mutually agreed on between the Company and the Consultant, the Company will pay the balance of all invoiced and unpaid amounts in cash or common stock of the Company as provided for below.

                  (b) Common stock payment. The number of shares of common stock to be issued to the Consultant in connection with payment of the consulting fees owed will be computed based on at price per share of $ 0.10, determined to be the market price at the time of this agreement.

                  (c) Business Expenses. The Company agrees to reimburse the Consultant for reasonable business expenses incurred by the Consultant on behalf of the Company. Reimbursement shall be made upon presentation to the Company of documenting evidence any such expenditure.

         5. Consultant's Independent Relationship. This agreement does not constitute the Consultant as the agent or legal representative of the Company, and the Company shall not be responsible in any way for any obligation or liability incurred or assumed by Consultant. Consultant represents that he is now, and agrees that he will continue during the term of this agreement to be an independent enterprise within the meaning and requirements of any laws and regulations of Florida and the United States, including without limitation those laws and regulations pertaining to labor and tax matters. Consultant shall not be deemed in any event to be the employee, agent or servant of the Company, or person acting in a similar capacity, and accordingly, Consultant shall not be entitled to any benefits which may be provided to employees, agents or servants, or persons acting in similar capacities, under the laws or regulations of Florida and the United States.

         6. Payment of Taxes. Consultant shall be liable for and shall pay, and indemnify, defend and hold Company harmless from, any and all federal, state and local taxes and payments (including, but not limited to, income withholding, sales, payroll, benefits and profit sharing taxes and payments, if any) assessed or payable on any and all compensation and other monies paid to Consultant or arising out of or related to Consultant's services in connection therewith. Company will not withhold taxes or contributions on the amount paid to Consultant under this agreement; however, the Company will report the amount paid to Consultant to the Internal Revenue service on Form 1099.

         7. Termination.

                  (a)  Termination  by  the  Company.   This  Agreement  may  be
terminated  by the  Company  prior to the  expiration  of the Term set  forth in
Section 2 above as follows:

                           (i) Death.  This Agreement  shall  terminate upon the
death of Consultant and the Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Consultant from and after the date of Consultant's death, other than payments or benefits accrued and due and payable to Consultant prior to the date of Consultant's death.

                           (ii) Disability. This Agreement shall terminate if as
a result of Consultant's incapacity due to accident or illness, Consultant shall have been unable to satisfactorily perform Consultant's Duties under this Agreement for a period of thirty consecutive days, or for an aggregate of forty-five days in any consecutive three-month period. In the event of a termination due to disability under this Section, the Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, Consultant from and after the date of the termination, other than payments or benefits accrued and due and payable to him prior to the date of termination pursuant to this Agreement.

                           (iii) Cause. The Company may terminate this Agreement
for Cause at any time. For purposes of this Agreement, the Company shall have "Cause" to terminate this Agreement if Consultant (1) engages in common law fraud in his relations with the Company or any of its subsidiaries or affiliates, or with any customer or business contact of the Company or any of its subsidiaries or affiliates; (2) engages in misconduct materially injurious to the Company; (3) materially breaches any of the provisions of this Agreement; or (4) is convicted of any crime involving an act of moral turpitude. In the event of a termination for Cause, the Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Consultant from and after the date of the termination, other than payments accrued and due and payable to it prior to the date of termination. Notwithstanding the foregoing, no "cause" for termination shall be deemed to exist with respect to Consultant's acts described in clauses (2) and (3) above, unless the Company shall have given written notice to Consultant specifying the

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

"cause" with reasonable particularity and, within ten business days after such notice, Consultant shall not have cured or eliminated the problem or thing giving rise to such "cause."

                  (b) Termination by Consultant. This Agreement may be terminated by the Consultant prior to the expiration of the Term set forth in
Section 2 above if the Company breaches a material provision of this Agreement and the Company fails to cure such breach within ten (10) business days after the Company's receipt of written notice from Consultant of such breach.

         8. Trade Secrets and Confidential Information.

                  (a) The Consultant acknowledges that the Company's business depends to a significant degree upon the possession of information which is not generally known to others, and that the profitability of the Company's business requires that this information remain confidential to the Company.

                  (b) The Consultant shall not, except as required in the course of representing the Company, disclose or use during or subsequent to the term of this Agreement, any confidential information relating to the Company's business. Such information includes, but is not limited to, lists of existing or potential customers, data, records, computer programs, manuals, processes, methods and intangible rights which are either developed by the Consultant during the Term or to which the Consultant has access because of its retention hereunder. All records and equipment and other materials relating in any way to any confidential information relating to property owners or to the Company's business shall be and remain the Company's sole property during and after the Term.

                  (c) Upon termination of engagement, the Consultant shall promptly return to the Company all materials and all copies of materials involving any confidential information in the Consultant's possession or control. The Consultant agrees to represent to the Company that it has complied with the provisions of this Section 8(c) upon termination of this Agreement.

                  (d) Notwithstanding the foregoing, the parties acknowledge and agree that for purposes of this Section 8 "confidential information" shall not include information, which becomes generally available to the public other than as a result of unauthorized disclosure by Consultant.

         9. Indemnification.

                  (a) The Company shall indemnify and hold Consultant harmless during the term of this Agreement and for a period of twelve months after this Agreement against judgments, fines, amounts paid in settlement and reasonable expenses, including reasonable attorneys' fees incurred by Consultant in connection with the defense of, or as the result of any action or proceeding (or appeal therefrom) in which Consultant is made a party solely because Consultant is or was a Consultant to the Company; provided, however, the Company shall not indemnify and hold Consultant harmless for Consultant's own acts or omissions or Consultant's negligence or willful misconduct.

                  (b) Consultant shall indemnify and hold the Company harmless to the maximum extent permitted by law during the term of this Agreement and for a period of twelve months after this Agreement against judgments, fines, amounts paid in settlement and reasonable expenses, including reasonable attorneys' fees incurred by the Company in connection with (i) any breach of this Agreement and
(ii) any misrepresentation contained in this Agreement by Consultant.

         10. Mergers and Consolidation; Assignability. If the Company or any entity resulting from any merger or consolidation referred to in this Section is merged or consolidated into or with any other entity or entities, or if substantially all of the assets of the Company or any such entity are sold or otherwise transferred to another entity, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the continuing entity in or the entity resulting from such merger or consolidation or the entity to

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

which such assets are sold or transferred. Except as provided in the immediately preceding sentence, this Agreement shall not be assignable by the Consultant.

         11. Representations and Warranties. Consultant hereby represents and warrants that by entering into this Agreement and performing the services and duties required hereunder for the Company, Consultant is not and will not be interfering with, violating, or in conflict with any agreement, commitment, promise, duty, obligation or representation by which Consultant or any of its subsidiaries, agents or affiliates are bound, including without limitation, (i) any obligation to maintain confidentiality of any information acquired by Consultant, its agents, affiliates or subsidiaries prior to or outside of this Agreement, (ii) any obligation to refrain from competing with any present or former client or employer of Consultant, its agents, subsidiaries, affiliates or other third party. Consultant represents and warrants that Consultant will not use in performing services for the Company any materials, documents or information of a present or former employer or other third party that are not generally available to the public, or that were not learned or received by Consultant on a non-confidential basis from a party lawfully entitled to possess and disclose such information, unless written authorization has been obtained from the owner for such possession and use. Consultant further represents and warrants that Consultant has not entered into and will not enter into any oral or written agreement which in any way is or will be in conflict with this Agreement.

         12. Miscellaneous.

                  (a) The captions in this Agreement are not part of its provisions, are merely for reference and have no force or effect. If any caption is inconsistent with any provision of this Agreement, such provision shall govern.

                  (b) This Agreement is made in and shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflict of law principles.

                  (c) To the extent that the terms set forth in this Agreement or any word, phrase, clause or sentence is found to be illegal or unenforceable for any reason, such word, phrase, clause or sentence shall be modified or deleted in such manner so as to afford the Company the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws, and the balance of this Agreement shall not be affected thereby, the balance being construed as severable and independent.

                  (d) All notices given under this Agreement shall be in writing and shall be delivered by hand or reputable overnight courier and, if intended for the Company, shall be addressed to it 255 East Drive, Suite C, Melbourne, Florida, 32904. If intended for the Consultant, notices shall be delivered by hand or reputable overnight courier to the Consultant's then current home address as shown on the Company's records, or to such other address as the Consultant directs in a notice to the Company. All notices shall be deemed to be given on the date received at the address of the addressee or, if delivered personally, on the date delivered.

                  (e) As used in this Agreement where appropriate, the masculine shall include the feminine; where appropriate, the singular shall include the plural and the plural shall include the singular.

                  (f) This Agreement contains all obligations and understandings between the parties relating to the subject of this Agreement and supersedes all prior discussions, negotiations and agreements, whether in writing or otherwise, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to in this Agreement. This Agreement is intended to cancel and supersede all existing agreements between the Consultant and the Company.

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

                  (g)  This   Agreement  may  be  modified  only  by  a  written
instrument properly executed by the parties to this Agreement.

                  (h) No waiver by any party to this Agreement, whether expressed or implied, of its rights under any provision of this Agreement shall constitute a waiver of the party's rights under the provisions at any other time or a waiver of the party's rights under any other provision of this Agreement.

                  (i) The Consultant and the Company agree that the prevailing party in any action to enforce any breach of any covenant or term in this Agreement shall be reimbursed by the other party for all expenses and reasonable attorneys' fees incurred by that party to enforce this Agreement.

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the day and year first above written.

                                                    PRE-CELL SOLUTIONS, INC.

                                                    By: /s/ Thomas E. Biddix
                                                       ------------------------
                                                       Thomas E. Biddix
                                                       President and CEO


                                                    CONSULTANT

                                                       /s/ Harry O. Christenson
                                                       ------------------------
                                                       Harry O. Christenson


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